Exhibit 99.1

ECA Marcellus Trust I

ECA Marcellus Trust I Announces Quarterly Distribution

ECA Marcellus Trust I
The Bank of New York Mellon Trust Company, N.A., Trustee
News
Release

For Immediate Release

AUSTIN, Texas February 4, 2011 — ECA MARCELLUS TRUST I (NYSE: ECT) announced today that its distribution for the quarter ended December 31, 2010 will be $.500 per unit, which is expected to be distributed on or before February 28, 2011 to holders of record as of the close of business on February 14, 2011.  The Trust was formed by Energy Corporation of America (“ECA”) to own royalty interests in natural gas properties owned by ECA in the Marcellus Shale formation in Greene County, Pennsylvania, and is entitled to receive certain amounts of the proceeds attributable to ECA’s interest in the sale of production from the properties.  As described in the Trust’s filings, the amount of the quarterly distributions are expected to fluctuate from quarter to quarter, depending on the proceeds received by the Trust as a result of production and natural gas prices and the amount of the Trust’s administrative expenses, among other factors.  Although there is no assurance of any minimum distribution in any quarterly period, during the subordination period (as described in the Trust’s filings), holders of Common Units will be entitled to receive an amount equal to the “Subordination Threshold” (which varies from quarter to quarter) prior to any distribution being made for that quarter to ECA as the holder of the Subordinated Units.  If the amount available for distribution in any quarterly period is sufficient to distribute an amount equal to the Subordination Threshold to the holders of all units (including the Subordinated Units), any additional balance is distributed to holders of all units, up to the amount of the Incentive Threshold for the quarter.  All amounts, if any, in excess of the Incentive Threshold for the quarter, are payable to ECA until it has been reimbursed for certain expenses, after which holders of the  units will become entitled to receive 50% of any amount in excess of the Incentive Threshold for the quarter.

Energy Corporation of America, the sponsor of the ECA Marcellus Trust I announced that it will host a conference call on February 16th at 1 pm EST.  The call information is 1-800-659-2037 (domestic) or 1-617-614-2713 (international) the participant code for both numbers is 80206720. The call may also be accessed via the internet at http://phx.corporate-ir.net/playerlink.zhtml?c=235934&s=wm&e=3717349. A replay of the call can be accessed from February 16, 2011 (4:00 PM, EST) through February 23, 2011 (11:59 PM, EST) by calling 1-888-286-8010 (domestic) or 1-617-801-6888 (international) the participant code for both replay lines is 57922345.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from ECA with respect to the relevant quarterly period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither ECA nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in Common Units issued by ECA Marcellus Trust I is subject to the risks described in the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and all of its other filings with the Securities and Exchange Commission. The Trust’s annual, quarterly and other filed reports are or will be available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	ECA Marcellus Trust I
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
	919 Congress Avenue	Austin, TX 78701